   As filed with the Securities and Exchange Commission on September 30, 1999

                                                       Registration No. 333--
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                      METROMEDIA INTERNATIONAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

        DELAWARE                                                        58-0971455
(State or other jurisdiction of                                       (IRS Employer)
incorporation or organization)                                     (Identification No.)

                                  ------------

                      METROMEDIA INTERNATIONAL GROUP, INC.
                             ONE MEADOWLANDS PLAZA
                         EAST RUTHERFORD, NJ 07073-2137
                                 (201) 531-8000
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                   PLD TELEKOM INC. EQUITY COMPENSATION PLAN
                            (Full title of the plan)
                             ARNOLD L. WADLER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      METROMEDIA INTERNATIONAL GROUP, INC.
                             ONE MEADOWLANDS PLAZA
                         EAST RUTHERFORD, NJ 07073-2137
                    (Name and address of agent for service)

                                 (201) 531-8000
         (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                PLD TELEKOM INC.
                          505 PARK AVENUE, 21ST FLOOR
                            NEW YORK, NEW YORK 10022
                           ATTENTION: GENERAL COUNSEL
                                 (212) 527-3800
                                  ------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM OFFERING
     TITLE OF EACH CLASS OF            AMOUNT TO BE                  PRICE                  PROPOSED MAXIMUM          AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED                  PERSHARE            AGGREGATE OFFERING PRICE   REGISTRATION FEE
Common stock, par value $1.00
  per share......................   2,890,827 shares(1)             100%(2)                  $12,466,692(2)           $3,466(3)

(1) The amount of shares to be registered has been determined based on the product of (i) 4,550,333 shares of PLD Telekom Inc. common stock reserved for issuance upon exercise of options granted or to be granted under the PLD Telekom Inc. Equity Compensation Plan that will be assumed by Metromedia International Group, Inc. pursuant to the Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group, Inc., PLD Telekom Inc., and Moscow Communications Inc., a wholly owned subsidiary of Metromedia International Group, multiplied by (ii) an exchange ratio of .6353, as determined pursuant to the Agreement and Plan of Merger.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price was determined by multiplying
    (i) 2,890,827, the amount of shares to be registered, by (ii) $4.3125, the average of the high and low prices of the shares of common stock of Metromedia International Group, Inc., as reported on the American Stock Exchange on September 27, 1999.

(3) The registration fee has been calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 by multiplying (i) $12,466,692, the proposed maximum aggregate offering price, by (ii) .000278.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    This Form S-8 relates to 2,890,827 shares of common stock of Metromedia International Group, Inc., par value $1.00 per share (the "Metromedia Common Stock"), which may be issued upon the exercise of options granted under the PLD Telekom Inc. Equity Compensation Plan.

    Pursuant to the Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group, Inc., PLD Telekom Inc. and Moscow Communications Inc., a wholly owned subsidiary of Metromedia International Group, the following events will occur:

    (a) PLD Telekom Inc. will be acquired by and become a wholly owned subsidiary of Metromedia International Group, Inc. through the merger of Moscow Communications, Inc. with and into PLD Telekom, with PLD Telekom as the surviving entity in the merger; and

    (b) Options to purchase shares of common stock of PLD Telekom, par value $0.01 per share (the "PLD Common Stock"), outstanding under the PLD Telekom Inc. Equity Compensation Plan will be assumed by Metromedia International Group in the merger and will become exercisable for a number of shares of Metromedia Common Stock equal to the product of the number of shares of PLD Common Stock subject to the original options multiplied by .6353, the ratio used in the merger for the exchange of PLD Common Stock for Metromedia Common Stock. In the merger, the exercise price per share of PLD Common Stock under the original option will become equal to the exercise price per share of PLD Common Stock under the original option divided by .6353, the exchange ratio in the merger (rounded to the nearest $0.01). In addition, fractional shares of any assumed option in the merger resulting from these adjustments will be eliminated.

    The documents containing the information specified in Part I of this Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the notes to Part I of Form S-8 and rule 424 under the Securities Act of 1933. The information required in the Section 10 (a) prospectus is included in documents being maintained and delivered by Metromedia International Group, as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

    Metromedia International Group will provide to participants in the PLD Telekom Inc. Equity Compensation Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in this Form S-8, as is required by Item 3 of Part II of this Form S-8 and stating that these documents are incorporated by reference into the Section 10(a) prospectus. The statement will also indicate the availability without charge, upon written or oral request, of other documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act of 1933. Requests for these documents should be directed to:
Metromedia International Group, Inc., One Meadowlands Plaza, East Rutherford, NJ 07073-2137, Attention: Arnold L. Wadler, Executive Vice President, General Counsel and Secretary; Tel.: (201) 531-8000.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    Metromedia International Group files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Participants in the PLD Telekom Inc. Equity Compensation Plan may read and copy any document that is filed at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549 and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street,

Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including filings made by Metromedia International Group, are also available to the public from the Securities and Exchange Commission's web site at "http://www.sec.gov."

    The following documents, which have been filed previously with the Securities and Exchange Commission by Metromedia International Group and PLD Telekom are incorporated by reference in this Registration Statement on Form S-8:

1. Annual Report on Form 10-K/A (Amendment No. 2) of Metromedia International Group (file no. 001-5706) filed on August 31, 1999 for the fiscal year ended December 31,1998;

2. Quarterly Report on Form 10-Q/A (Amendment No. 1) of Metromedia International Group (file no. 001-5706) filed on August 31, 1999 for the fiscal quarter ended March 31, 1999;

3. Quarterly Report on Form 10-Q/A (Amendment No. 1) of Metromedia International Group (file no. 001-5706) filed on August 31, 1999 for the fiscal quarter ended June 30, 1999;

4. Current Report on Form 8-K dated May 18, 1999 of Metromedia International Group (file no. 001-5706) filed on May 20, 1999;

5. Current Report on Form 8-K dated August 4, 1999 of Metromedia International Group (file no. 001-5706) filed on August 4, 1999;

6. Current Report on Form 8-K dated September 24, 1999 of Metromedia International Group (file no. 001-5706) filed on September 27, 1999;

7. Current Report on Form 8-K dated September 28, 1999 of Metromedia International Group (file no. 001-5706) filed on September 28, 1999;

8. Registration Statement on Form S-4 of Metromedia International Group (file no. 333-86203);

9. Registration Statement on Form S-4 of Metromedia International Group (file no. 333-79325);

10. The description of the shares of common stock of Metromedia International Group contained in Metromedia International Group's registration statement on Form 8-A (file no. 001-5706) filed on October 10, 1995;

11. Annual report on Form 10-K/A (Amendment No. 2) of PLD Telekom (file no. 000-20444) filed on August 31, 1999, for its fiscal year ended December 31, 1998,

12. Quarterly report on Form 10-Q/A (Amendment No.2) of PLD Telekom (file no.000-20444) filed on August 31, 1999, for its fiscal quarter ended March 31,1999,

13. Quarterly report on Form 10-Q/A (Amendment No.1) dated May 18, 1999 of PLD Telekom (file no.000-20444) filed on August 31, 1999, for its fiscal quarter ended June 30, 1999, and

14. Current report on Form 8-K/A (Amendment No.1) dated May 18, 1999 of PLD Telekom (file no.000-20444) filed on August 30, 1999.

    All documents subsequently filed by Metromedia International Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all these securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of these documents. Any statement contained in this Registration Statement or in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes this statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities described above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of this action or suit if the person acted under similar standards as those described above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, this person is fairly and reasonably entitled to be indemnified for these expenses which the court shall deem proper.

    Section 145 of the Delaware General Corporation Law further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue, or matter therein, this person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. Section 145 also provides that this indemnification shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or, at the corporation's request, as such in another corporation, partnership, trust or other enterprise against any liability asserted against this person or incurred by this person in any such capacity or arising out of this person's status as such whether or not the corporation would have the power to indemnify this person against these liabilities under Section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation in its certificate of incorporation may eliminate or limit personal liability of members of its board of directors or governing body to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

    In accordance with Section 145 of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation provides that Metromedia International Group will indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that this officer or director was acting in that capacity to the extent not prohibited by law. In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any action involving gross negligence. Also, in accordance with the Delaware General Corporation Law and pursuant to its restated certificate of incorporation, Metromedia International Group is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Metromedia International Group, is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against this person and incurred by this person in that capacity, or arising out of this person's status as such, whether or not Metromedia International Group would have the power to indemnify this person against liability under the Delaware General Corporation law.

    Metromedia International Group has entered into agreements with certain of its directors and officers which require it to indemnify each of these directors and officers against, and to advance expenses incurred by each of them in the defense of, any claim arising out of their employment to the fullest extent permitted under law. These indemnification agreements also provide, among other things, for (1) advancement by Metromedia International Group of expenses incurred by the director or officer in defending certain litigation, (2) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (3) the continued maintenance by Metromedia International Group of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These indemnification agreements were approved by Metromedia International Group's stockholders at their 1993 annual meeting.

    Metromedia International Group is a party to a management agreement with Metromedia Company dated November 1, 1995 pursuant to which Metromedia Company provides it with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans in return for a management fee. Metromedia International Group is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the agreement. Metromedia International Group has also agreed to indemnify and hold harmless Metromedia Company from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT NUMBER:                                                  TITLE
- -----------------  -------------------------------------------------------------------------------------------------

        3.1**      Restated Certificate of Incorporation of Metromedia International Group (incorporated by reference from Metromedia International Group's Registration Statement on Form S-3 (Registration
                   No. 33-63853).

        3.2**      By-laws of Metromedia International Group (incorporated by reference from Metromedia
                   International Group's Registration Statement on Form S-3 (Registration No. 33-63853).

        3.3**      Certificate of Amendment to the Restated Certificate of Incorporation of Metromedia International
                   Group (incorporated by reference from Metromedia International Group's Schedule 14A, dated August
                   6, 1996, for the annual meeting of stockholders dated August 29, 1996).

        3.4**      Form of certificate for the shares of common stock of Metromedia International Group
                   (incorporated by reference from Metromedia International Group's Registration Statement on Form
                   S-4 (Registration No. 333-86203).

         4.1*      PLD Telekom Inc. Equity Compensation Plan.

         5.1*      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.

        23.1*      Consent of KPMG LLP.

        23.2*      Consent of KPMG LLP.

        23.3*      Consent of KPMG LLP.

        23.4*      Consent of KPMG LLP.

        23.5*      Consent of KPMG.

        23.6*      Consent of KPMG.

        23.7*      Consent of KPMG.

        23.8*      Consent of KPMG.

        23.9*      Consent of Moore Stephens.

       23.10*      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

        24.1*      Power of Attorney (included on the signature page of this Registration Statement).
   --------------

            *      Filed herewith.

           **      Previously filed.

ITEM 9. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's restated certificate of incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 30, 1999.

                                METROMEDIA INTERNATIONAL GROUP, INC.

                                BY:  /S/ STUART SUBOTNICK
                                     -----------------------------------------
                                     Name: Stuart Subotnick
                                     Title:  President and Chief Executive
                                     Officer

    KNOWN ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Silvia Kessel and Arnold L. Wadler and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 426(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
- ------------------------------  --------------------------  -------------------

      /s/ JOHN W. KLUGE
- ------------------------------  Chairman of the Board of    September 30, 1999
        John W. Kluge             Directors

                                Vice Chairman of the Board
     /s/ STUART SUBOTNICK         of Directors, President
- ------------------------------    and Chief Executive       September 30, 1999
       Stuart Subotnick           Officer (Principal
                                  Executive Officer)

                                Executive Vice President,
      /s/ SILVIA KESSEL           Chief Financial Officer,
- ------------------------------    Treasurer and Director    September 30, 1999
        Silvia Kessel             (Principal Financial
                                  Officer)

     /s/ ARNOLD L. WADLER       Executive Vice President,
- ------------------------------    General Counsel,          September 30, 1999
       Arnold L. Wadler           Secretary and Director

  /s/ VINCENT D. SASSO, JR.
- ------------------------------  Vice President (Principal   September 30, 1999
    Vincent D. Sasso, Jr.         Accounting Officer)

      JOHN P. IMLAY, JR.
- ------------------------------  Director                    September 30, 1999
      John P. Imlay, Jr.

     /s/ CLARK A. JOHNSON
- ------------------------------  Director                    September 30, 1999
       Clark A. Johnson

     /s/ CARL E. SANDERS
- ------------------------------  Director                    September 30, 1999
       Carl E. Sanders

    /s/ RICHARD J. SHERWIN
- ------------------------------  Director                    September 30, 1999
      Richard J. Sherwin

      /s/ LEONARD WHITE
- ------------------------------  Director                    September 30, 1999
        Leonard White

                               INDEX TO EXHIBITS

                                             Exhibits
           -----------------------------------------------------------------------------

3.1**      Restated Certificate of Incorporation of Metromedia International Group
           (incorporated by reference from Metromedia International Group's Registration
           Statement on Form S-3 (Registration No. 33-63853).

3.2**      By-laws of Metromedia International Group (incorporated by reference from
           Metromedia International Group's Registration Statement on Form S-3
           (Registration No. 33-63853).

3.3**      Certificate of Amendment to the Restated Certificate of Incorporation of
           Metromedia International Group (incorporated by reference from Metromedia
           International Group's Schedule 14A, dated August 6, 1996, for the annual meeting of stockholders dated August 29, 1996).

3.4**      Form of certificate for the shares of common stock of Metromedia
           International Group (incorporated by reference from Metromedia International
           Group's Registration Statement on Form S-4 (Registration No. 333-86203).

4.1*       PLD Telekom Inc. Equity Compensation Plan.

5.1*       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being registered.

23.1*      Consent of KPMG LLP.

23.2*      Consent of KPMG LLP.

23.3*      Consent of KPMG LLP.

23.4*      Consent of KPMG LLP.

23.5*      Consent of KPMG.

23.6*      Consent of KPMG.

23.7*      Consent of KPMG.

23.8*      Consent of KPMG.

23.9*      Consent of Moore Stephens.

23.10*     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit
           5.1).

24.1*      Power of Attorney (included on the signature page of this Registration
           Statement).
- ------------------------

*          File herewith.

**         Previously filed.